Exhibit 4.7
EXECUTION COPY
AMENDMENT NO. 3 TO
MASTER NOTE PURCHASE AGREEMENT
This AMENDMENT NO. 3 TO MASTER NOTE PURCHASE AGREEMENT, dated as of October 12, 2011 (this “Amendment”), is by and among (a) Waste Connections, Inc., a Delaware corporation (the “Company”), each Subsidiary of the Company from time to time party to the Existing Purchase Agreement referred to below (the “Subsidiaries,” and the Company and the Subsidiaries are each referred to herein as an “Obligor” and, collectively, the “Obligors”), and (b) each of the purchasers from time to time party to the Existing Purchase Agreement referred to below (each a “Purchaser” and, collectively, the “Purchasers”). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Amended Purchase Agreement (defined herein).
WHEREAS, the Obligors and the Purchasers are parties to that certain Master Note Purchase Agreement, dated as of July 15, 2008, as amended by that certain Amendment No. 1 to Master Note Purchase Agreement dated as of July 21, 2009 and that certain Amendment No. 2 to Master Note Purchase Agreement dated as of November 24, 2010 (the “Existing Purchase Agreement”); and
WHEREAS, the Company and certain of its Subsidiaries have entered into that Amended and Restated Credit Agreement, dated as of July 11, 2011 with Bank of America, N.A. which amends and restates the Bank Credit Agreement (as defined in the Existing Purchase Agreement);
WHEREAS, the Obligors and the holders pursuant to Section 17.1(a) of the Existing Purchase Agreement desire to amend certain provisions of the Existing Purchase Agreement to conform to certain changes to the Bank Credit Agreement;
NOW THEREFORE, in consideration of the mutual agreements contained in the Existing Purchase Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Existing Purchase Agreement is hereby amended as follows:
§1. Amendment to Section 2.2. The following is added immediately after the word “agree” and prior to the words “to discharge and release” in Section 2.2: “, subject to the limitations set forth in Section 9.8(c)”.
§2. Amendment to Section 9.2. The following is added at the end of Section 9.2: “Notwithstanding the foregoing, the Obligors shall be permitted to maintain self-insurance programs to the extent permitted under the Bank Credit Agreement.”
§3. Amendments to Section 9.8.
(a)	The words “as named on Schedule 5.4 on the Closing Date” are deleted and replaced with the words “and Receivables SPVs except to the extent required under Section 9.8(c)”.

(b)	The following is added after the word “delivery” in the last sentence of the first paragraph of Section 9.8: “to each holder of Notes that is an Institutional Investor”.

(c)	The following new subsection is added to the end of Section 9.8:
“(c) Notwithstanding anything to the contrary contained in this Agreement, each Person which is a borrower under, or a guarantor of the obligations under, the Bank Credit Agreement shall be obligated to remain an Obligor hereunder for so long as such Person remains a borrower or guarantor under the Bank Credit Agreement or, if it is not then an Obligor hereunder, the Obligors shall cause such Person to become an Obligor hereunder for so long as such Person remains a borrower or guarantor under the Bank Credit Agreement in accordance with Section 9.8(a).”
§4. Amendment to Section 9.9. Section 9.9 is deleted in its entirety and replaced with the following:
“Limitation on Excluded Subsidiaries. The Company will not permit the consolidated total assets of the Excluded Subsidiaries to be greater than 10% of the consolidated total assets of the Consolidated Group determined at the end of each fiscal quarter in accordance with GAAP. The Company will also not permit the aggregate revenues of the Excluded Subsidiaries for any fiscal quarter to be greater than 10% of the aggregate revenues of the Consolidated Group for such fiscal quarter.
§5. New Section 9.10. The following shall be added as a new Section 9.10:
“Designation of Excluded Subsidiaries. (a) Subject to Section 9.8(c), the following Subsidiaries are hereby designated as Excluded Subsidiaries:
ECOSORT, L.L.C.
RUSSELL SWEEPERS, LLC
WEST VALLEY COLLECTION & RECYCLING, LLC
(b) Subject to Section 9.8(c), the Company may from time to time designate any Subsidiary as an Excluded Subsidiary, provided that the following conditions precedent to the effectiveness of such designation are satisfied:
i.	at the time of such designation, no Default or Event of Default has occurred and is continuing, and such designation will not otherwise create a Default or an Event of Default;

ii.
after giving effect to such designation, the Obligors will be in pro forma compliance (with asset values and revenues of the Excluded Subsidiaries adjusted as if such designation occurred on the first day of the applicable Reference Period), measured as of the end of the most recent fiscal quarter, with the limitations on Excluded Subsidiaries set forth in Section 9.9; and

iii.
the Company has delivered to the holders of Notes that are Institutional Investors written notice of such designation certifying compliance with the requirements set forth in the foregoing clause (ii) and setting forth reasonably detailed calculations in support thereof.

For the avoidance of doubt, subject to Section 9.8(c), in the event that any Subsidiary is designated as an Excluded Subsidiary in accordance with this Section 9.10, such Subsidiary shall be released from its obligations under the Notes and cease to be an ‘Obligor.’”
§6. Amendments to Section 10.1.
(a)	Clause (i) is amended by deleting the period at the end thereof and replacing it with the following:
“(using Consolidated EBITDA of the Consolidated Group as of the last day of the applicable Pro Forma Reference Period (but including any addbacks to Consolidated EBITDA permitted pursuant to the Bank Credit Agreement during the period following the last day of the applicable Pro Forma Reference Period) and Consolidated Total Funded Debt as of the date of, and after giving effect to, such Indebtedness (with such amounts adjusted as if such Indebtedness was incurred on the first day of the applicable Pro Forma Reference Period));”.
(b)	The following is added to clause (k) immediately after “pro forma basis”:
“(using Consolidated EBITDA of the Consolidated Group as of the last day of the applicable Pro Forma Reference Period (but including any addbacks to Consolidated EBITDA permitted pursuant to the Bank Credit Agreement during the period following the last day of the applicable Pro Forma Reference Period) and Consolidated Total Funded Debt as of the date of, and after giving effect to, such Indebtedness)”.
§7. Amendment to Section 10.2. The following is added to clause (a) of Section 10.2 immediately before the parenthetical clause: “or that are being contested in good faith by appropriate proceedings”.
§8. Amendments to Section 10.3.
(a)	The word “financial” is inserted immediately before the word “covenants”;

(b)	The following is added immediately after the words “pro forma basis”:
“(using Consolidated EBITDA of the Consolidated Group as of the last day of the applicable Pro Forma Reference Period (but including any addbacks to Consolidated EBITDA permitted pursuant to the Bank Credit Agreement during the period following the last day of the applicable Pro Forma Reference Period) and Consolidated Total Funded Debt as of the date of, and after giving effect to, such investment (with such amounts adjusted as if such investment was incurred on the first day of the applicable Pro Form Reference Period))”; and
(c)
The period at the end of Section 10.3 is deleted and replaced by the following: “; provided, that nothing set forth in this Section 10.3 shall prohibit ordinary course investments made by the Obligors from time to time in cash and cash equivalents.”

§9. Amendment to Section 10.4.1.
(a)
The following is inserted at the end of clause (a) of Section 10.4.1 before the semicolon: “(using Consolidated EBITDA of the Consolidated Group as of the last day of the applicable Pro Forma Reference Period (but including any addbacks to Consolidated EBITDA permitted pursuant to the Bank Credit Agreement during the period following the last day of the applicable Pro Forma Reference Period) and Consolidated Total Funded Debt as of the date of, and after giving effect to, such acquisition)”.

(b)
The following is inserted at the end of clause (c) of Section 10.4.1 before the semicolon: “, except for investments in other lines of business in an aggregate amount not to exceed $50,000,000 at any time outstanding for all such investments (the amount of any such investment being the amount actually invested, without adjustment for subsequent increases or decreases in the value of such investment)”

(c)
The following phrase is inserted after the word “hereunder” in clause (d) of Section 10.4.1: “or be an Excluded Subsidiary hereunder or be designated an Excluded Subsidiary in accordance with Section 9.10 and subject to Section 9.9”.

§10. Amendment to Section 10.6. Each instance of the figure “$150,000,000” in Section 10.6 is replaced with the figure “$200,000,000”.
§11. Amendment to Section 10.7. Section 10.7 is deleted in its entirety and replaced with the following:
“Employee Benefit Plans. No Obligors nor any ERISA Affiliate will:
(a) engage in any “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code or otherwise incur any excise taxes under Sections 4971, 4975, 4980B or 4980D of the Code which could reasonably be expected to result in a material liability (and in any event not in excess of $15,000,000) for any Obligor; or
(b) fail to satisfy the Pension Funding Rules with respect to any Pension Plan (other than a Multiemployer Plan) which could reasonably be expected to result in a material liability (and in any event not in excess of $15,000,000) for any Obligor or fail to meet or seek any waiver of the minimum funding standards or incur any funding shortfall (within the meaning of Sections 302 and 303 of ERISA or Sections 430 and 436 of the Code) with respect to any such Pension Plan which could reasonably be expected to result in a material liability (and in any event not in excess of $15,000,000) for any Obligor; or
(c) fail to contribute to any Pension Plan to an extent which, or terminate any Pension Plan (other than a Multiemployer Plan) in a manner which, could reasonably be expected to result in the imposition of a Lien securing material obligations (and in any event obligations in excess of $15,000,000) on any assets of any Obligor pursuant to Section 303(k) or Section 4068 of ERISA or Section 430(k) of the Code; or

(d) post any security pursuant to Section 436(f) of the Code or fail to meet the minimum required contribution payment obligations under Section 303(j) of ERISA with respect to any Pension Plan (other than a Multiemployer Plan) which could reasonably be expected to result in a material liability (and in any event not in excess of $15,000,000) for any Obligor; or
(e) permit or take any action which would result in the aggregate benefit liability (within the meaning of Section 4001 of ERISA) of all Pension Plans (other than any Multiemployer Plans) exceeding the value of the aggregate assets of such Pension Plans, disregarding for this purpose the benefit liabilities and assets of any such Pension Plans with assets in excess of benefit liabilities which could reasonably be expected to result in a material liability (and in any event not in excess of $15,000,000) for any Obligor; or
(f) incur any withdrawal liability within the meaning of Section 4201 of ERISA with respect to any Multiemployer Plan which could reasonably be expected to result in a material liability (and in any event not in excess of $15,000,000) for any Obligor.”
§12. Amendment to Section 10.9. The following is inserted immediately before the final period in Section 10.9: “, except to the extent otherwise permitted under Sections 10.3 and 10.4”.
§13. Amendment to Section 10.10. The words “non-Obligor” are inserted immediately before each instance of the word “Affiliate” in Section 10.10.
§14. Amendment to Section 10.13. Section 10.13 is deleted and replaced with the following:
“Leverage Ratio. As of the last day of each fiscal quarter of the Consolidated Group, the Obligors shall not permit the ratio of (i) Consolidated Total Funded Debt outstanding on such date to (ii) Consolidated EBITDA for the Reference Period ending on such date (the “Leverage Ratio”), to exceed 3.75:1.00.”
§15. Amendment to Section 10.14. Section 10.14 is deleted and replaced with the following:
“Interest Coverage Ratio. As of the last day of any fiscal quarter of the Consolidated Group, the Obligors shall not permit the ratio of Consolidated EBIT to Consolidated Total Interest Expense, in each case for the Reference Period ending on such date, to be less than 2.75:1.00.”
§16. Amendment to Section 11(i). The figure “$5,000,000” in Section 11(i) is replaced with the figure “$20,000,000”.
§17. New Section 22.9. The following shall be added as a new Section 22.9:
“Designation of Company as Agent for Obligors. Each of the Obligors hereby designates the Company as its agent and representative for all purposes hereunder and under the Notes (including with respect to any notices, demands, communications or requests hereunder or under the Notes) and the Company hereby accepts each such appointment. Each holder of a Note may regard any notice or other communication pursuant hereto or pursuant to any Note from the Company as a notice or communication from all the Obligors, and may give any notice or communication required or permitted to be given by such holder to any Obligor hereunder or under the Notes to the Company on behalf of such Obligor or Obligors. Each Obligor agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the Company shall be deemed for all purposes to have been made by such Obligor and shall be binding upon and enforceable against such Obligor to the same extent as if the same had been made directly by such Obligor.”

§18. Amendments to Schedule B. The following changes are hereby made to the defined terms in Schedule B:
(a) The following definitions are inserted in proper alphabetical order:
“Agreement” means this Master Note Purchase Agreement as amended by the First Amendment, the Second Amendment and the Third Amendment, and as the same may be further amended, restated, supplemented or otherwise modified from time to time.
“Attributable Indebtedness” means, with respect to any Person, on any date, (a) in respect of any Capitalized Lease, the capitalized amount thereof that would appear on the balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount of the remaining lease payments thereunder that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such Synthetic Lease were accounted for as a Capitalized Lease.
“Consolidated Group” means the Company and its consolidated Subsidiaries.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.
“First Amendment” means Amendment No. 1 to Master Note Purchase Agreement, dated as of July 21, 2009, by and among the Company, and the Obligors and the holders of the Notes party thereto.
“Multiple Employer Plan” means a Plan covered by Title IV of ERISA (other than a Multiemployer Plan) which has two or more contributing sponsors (including any Obligor or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Pension Act” means the Pension Protection Act of 2006, as amended and in effect from time to time
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Section 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by any Obligor and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Pro Forma Reference Period” means, as of the calculation date for any pro forma covenant calculation hereunder, the most recently completed Reference Period prior to such calculation date for which financial statements have been delivered pursuant to Section 7.1.
“Second Amendment” means Amendment No. 2 to Master Note Purchase Agreement, dated as of November 24, 2010, by and among the Company, and the Obligors and the holders of the Notes party thereto.
“Third Amendment” means Amendment No. 3 to Master Note Purchase Agreement, dated as of October 12, 2011, by and among the Company, and the Obligors and the holders of the Notes party thereto.
(b)	The definition of Bank Credit Agreement is deleted and replaced with the following:
“Bank Credit Agreement” means the Amended and Restated Credit Agreement, dated as of July 11, 2011 by and among the Company and certain of its Subsidiaries, Bank of America, N.A., as administrative agent, and the other financial institutions party thereto, as amended, restated, joined, supplemented or otherwise modified from time to time, and any renewals, extensions or replacements thereof, which constitute the primary bank credit facility of the Company and its Subsidiaries.
(c)	The definition of Consolidated Earnings Before Interest and Taxes or EBIT is deleted and replaced with the following:
“Consolidated Earnings Before Interest and Taxes or EBIT” means, for any period, the Consolidated Net Income (or Deficit) of the Consolidated Group determined in accordance with GAAP, plus (a) interest expense, plus (b) income taxes, plus (c) non-cash stock compensation charges, to the extent that such charges were deducted in determining Consolidated Net Income (or Deficit), all as determined in accordance with GAAP, including, without limitation, charges for stock options and restricted stock grants, plus (d) one-time, non-recurring acquisition costs to the extent such costs are expensed in accordance with FAS 141R and not capitalized, plus (e) non-controlling interest expense, plus (f) non-cash extraordinary non-recurring writedowns or writeoffs of assets, including non-cash losses on the sale of assets outside the ordinary course of business, plus (g) any losses associated with the extinguishment of Indebtedness of the Consolidated Group, plus (h) special charges relating to the termination of a Swap Contract, plus (i) any accrued settlement payments in respect of any Swap Contract owing by any members of the Consolidated Group, plus (j) one-time, non-recurring charges in connection with the modification of employment agreements with certain members of senior management to the extent included in the calculation of consolidated earnings before interest and taxes under the Bank Credit Agreement, minus (k) non-cash extraordinary gains on the sale of assets to the extent included in Consolidated Net Income (or Deficit), and minus (l) any accrued settlement payments in respect of any Swap Contact payable to any members of the Consolidated Group.

(d)	The definition of Consolidated Earnings Before Interest, Taxes, Depreciation, and Amortization or EBITDA is deleted and replaced with the following:
“Consolidated Earnings Before Interest, Taxes, Depreciation, and Amortization or EBITDA” means, for any period (without duplication), (a) Consolidated EBIT plus the depreciation expense and amortization expense, to the extent that each was deducted in determining Consolidated Net Income (or Deficit), determined in accordance with GAAP, plus (b) the depreciation expense and amortization expense (without duplication) of any company whose Consolidated EBITDA was included under clause (c) hereof, plus (c) Consolidated EBITDA for the prior twelve (12) months of companies or business segments acquired by the Consolidated Group during the respective reporting period (without duplication) provided that (i) the financial statements of such acquired companies or business segments have been audited for the period sought to be included by an independent accounting firm of recognized national standing, or (ii) such inclusion is permitted under the Bank Credit Agreement, and provided further that such acquired Consolidated EBITDA may be further adjusted to add-back non-recurring private company expenses which are discontinued upon acquisition (such as owner’s compensation), to the extent such expenses are included in the calculation of consolidated earnings before interest, taxes, depreciation and amortization under the Bank Credit Agreement. Simultaneously with the delivery of the financial statements referred to in (i) and (ii) above, a Senior Financial Officer of the Company shall deliver to the holders a Compliance Certificate and appropriate documentation (in form and substance substantially similar to that delivered by the Company under the Bank Credit Agreement) certifying the historical operating results, adjustments and balance sheet of the acquired company or business segment.
“Consolidated Net Income (or Deficit)” means the consolidated net income (or deficit) of the Consolidated Group after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP.
(e)	The definition of Consolidated Total Funded Debt is deleted and replaced with the following:
“Consolidated Total Funded Debt” means, with respect to the Consolidated Group, the sum, without duplication, of (a) the aggregate amount of Indebtedness of the Consolidated Group on a consolidated basis, relating to (i) the borrowing of money or the obtaining of credit, including the issuance of notes, bonds, debentures or similar debt instruments, (ii) Attributable Indebtedness in respect of any Capitalized Leases and Synthetic Leases, (iii) the non-contingent deferred purchase price of assets and companies (typically known as holdbacks) to the extent recognized as a liability in accordance with GAAP, but excluding short-term trade payables incurred in the ordinary course of business, and (iv) any unpaid reimbursement obligations with respect to letters of credit outstanding, but excluding any contingent obligations with respect to letters of credit outstanding; plus (b) Indebtedness of the type referred to in clause (a) of another Person who is not a member of the Consolidated Group guaranteed by one or more members of the Consolidated Group.
(f)	The definition of Consolidated Total Interest Expense is deleted and replaced with the following:
“Consolidated Total Interest Expense” means, for any period, the aggregate amount of interest required to be paid or accrued by the Consolidated Group during such period on all Indebtedness of the Consolidated Group outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments treated as interest under GAAP in respect of any Capitalized Lease or any Synthetic Lease and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money, but (a) excluding (i) any amortization and other non-cash charges or expenses incurred during such period to the extent included in determining consolidated interest expense, including without limitation, non-cash amortization of deferred debt origination and issuance costs and amortization of accumulated other comprehensive income, (ii) all amounts associated with the unwinding or termination of any Swap Contract, (iii) any accrued settlement payments in respect of any Swap Contract payable to any member of the Consolidated Group and (iv) to the extent included as an item of interest expense, any premium paid to prepay, repurchase or redeem any Indebtedness incurred pursuant to Section 10.1 hereof, and (b) including any accrued settlement payments in respect of any Swap Contract owing by any member of the Consolidated Group.

(g)	The definition of ERISA Affiliate is deleted and replaced with the following:
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
(h)	The definition of Excluded Subsidiaries is deleted and replaced with the following:
“Excluded Subsidiaries” means each of the Subsidiaries listed on Schedule 5.4 hereto under the heading “Excluded Subsidiaries”, each Subsidiary that is not a Domestic Subsidiary, and each other Subsidiary from time to time designated as an Excluded Subsidiary in accordance with the terms of Section 9.10 and subject to Section 9.9.
(i)	The definition of GAAP is amended by adding the following sentence at the end of the definition:
For the avoidance of doubt, “GAAP” as of the date of Amendment No. 3 to this Master Note Purchase Agreement means GAAP as in effect on the date of such Amendment, and any changes in GAAP after such date shall be subject to the notice, interpretation and amendment procedures set forth in this definition.
(j)	The definition of Indebtedness is amended by:
i.	Replacing the words “every obligation” in clauses (e) and (f) and with the words “Attributable Indebtedness”; and
ii.	Deleting clauses (w) and (y) in the second to last paragraph of such definition, which begins with the phrase “The ‘amount’ or ‘principal amount’”, and renumbering the subsections accordingly.
(k)	The definition of Multiemployer Plan is deleted and replaced by:
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.

(l)	The definition of Plan is deleted and replaced by:
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of any Obligor or any ERISA Affiliate or any such Plan to which any Obligor or any ERISA Affiliate is required to contribute on behalf of any of its employees.
§19. Representations and Warranties. Each Obligor hereby represents and warrants to the Purchasers as follows:
(a) The execution and delivery by such Obligor of this Amendment and the performance by such Obligor of its obligations and agreements under this Amendment and the Existing Purchase Agreement as amended hereby (the “Amended Purchase Agreement") are within the corporate authority of such Obligor, have been duly authorized by all necessary corporate proceedings on behalf of such Obligor, and do not and will not contravene any provision of law, statute, rule or regulation to which such Obligor is subject or such Obligor’s constitutive documents or of any agreement or other instrument binding upon such Obligor.
(b) Each of this Amendment and the Amended Purchase Agreement constitutes the legal, valid and binding obligation of such Obligor, enforceable in accordance with its respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights.
(c) No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by such Obligor of this Amendment or the Amended Purchase Agreement.
(d) Such Obligor has performed and complied in all material respects with all terms and conditions herein and in the Existing Purchase Agreement required to be performed or complied with by such Obligor prior to or at the time hereof, and as of the date hereof, after giving effect to the provisions hereof, there exists no Default or Event of Default.
(e) As of the date hereof and after giving effect to this Amendment, no Default or Event of Default has occurred which is continuing.
§20. Conditions Precedent. This Amendment shall become effective as of the date on which all of the following shall have occurred (and shall not be effective until the date on which all of the following shall have occurred): each of the Obligors and the Required Holders shall have duly executed and delivered a copy of this Amendment.
§21. Miscellaneous Provisions.
(a) To the extent any Subsidiary signing this agreement was not previously added as an Obligor, each such Subsidiary shall be deemed to have joined the Purchase Agreement as an Obligor and shall be deemed to have complied with the requirements of Section 9.8 of the Purchase Agreement.
(b) On and after the effective date of this Amendment, each reference in the Existing Purchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Existing Purchase Agreement shall be and mean a reference to the Amended Purchase Agreement.
(c) Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Existing Purchase Agreement and the Notes shall remain unchanged and in full force and effect. It is declared and agreed by each of the parties hereto that the Amended Purchase Agreement and the Notes are hereby ratified and confirmed, shall continue in full force and effect, and that this Amendment and the Existing Purchase Agreement shall be read and construed as a single instrument.

(d) The amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written. Except as expressly provided herein, this Amendment shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Existing Purchase Agreement or any Note, or (ii) operate as a waiver or otherwise prejudice any right, power or remedy that the Purchasers may now have or may have in the future under or in connection with the Existing Purchase Agreement or the Notes, except as specifically set forth herein.
(e) This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. Photocopies, facsimile transmissions, or email transmissions of Adobe portable document format files (also known as “PDF” files) of signatures shall be deemed original signatures and shall be fully binding on the parties to the same extent as original signatures.
§22. Governing Law. This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

OBLIGORS:

WASTE CONNECTIONS, INC.
ADVANCED SYSTEMS PORTABLE RESTROOMS, INC.
AMERICAN DISPOSAL COMPANY, INC.
AMERICAN SANITARY SERVICE, INC.
ANDERSON COUNTY LANDFILL, INC.
BITUMINOUS RESOURCES, INC.
BRENT RUN LANDFILL, INC.
BROADACRE LANDFILL, INC.
BUTLER COUNTY LANDFILL, INC.
CAMINO REAL ENVIRONMENTAL CENTER, INC.
CAPITAL REGION LANDFILLS, INC.
CHAMBERS DEVELOPMENT OF NORTH CAROLINA, INC.
CHIQUITA CANYON, INC.
COLD CANYON LAND FILL, INC.
COMMUNITY REFUSE DISPOSAL INC.
CONTRACTORS WASTE SERVICES, INC.
CORRAL DE PIEDRA LAND COMPANY
COUNTY WASTE AND RECYCLING SERVICE, INC.
COUNTY WASTE TRANSFER CORP.
CURRY TRANSFER & RECYCLING, INC.
D. M. DISPOSAL CO., INC.
DENVER REGIONAL LANDFILL, INC.
ELKO SANITATION COMPANY
EMPIRE DISPOSAL, INC.
ENVIRONMENTAL TRUST COMPANY
EVERGREEN DISPOSAL, INC.
FINNEY COUNTY LANDFILL, INC.
FRONT RANGE LANDFILL, INC.
G & P DEVELOPMENT, INC.
HAROLD LEMAY ENTERPRISES, INCORPORATED
HIGH DESERT SOLID WASTE FACILITY, INC.
HUDSON VALLEY WASTE HOLDING, INC.
ISLAND DISPOSAL, INC.

By:	/s/ Worthing F. Jackman
	Name:	Worthing F. Jackman
	Title:	Chief Financial Officer

AMENDMENT NO. 3 TO
MASTER NOTE PURCHASE AGREEMENT

OBLIGORS:

J BAR J LAND, INC.
LAKESHORE DISPOSAL, INC.
LEALCO, INC.
LFC, INC.
MADERA DISPOSAL SYSTEMS, INC.
MAMMOTH DISPOSAL COMPANY
MANAGEMENT ENVIRONMENTAL NATIONAL, INC.
MASON COUNTY GARBAGE CO., INC.
MDSI OF LA, INC.
MILLENNIUM WASTE INCORPORATED
MISSION COUNTRY DISPOSAL
MORRO BAY GARBAGE SERVICE
MURREY’S DISPOSAL COMPANY, INC.
NEBRASKA ECOLOGY SYSTEMS, INC.
NOBLES COUNTY LANDFILL, INC.
NORTHERN PLAINS DISPOSAL, INC.
NORTHWEST CONTAINER SERVICES, INC.
OKLAHOMA CITY WASTE DISPOSAL, INC.
OKLAHOMA LANDFILL HOLDINGS, INC.
OSAGE LANDFILL, INC.
POTRERO HILLS LANDFILL, INC.
PSI ENVIRONMENTAL SERVICES, INC.
PSI ENVIRONMENTAL SYSTEMS, INC.
PUEBLO SANITATION, INC.
R.A. BROWNRIGG INVESTMENTS, INC.
R.J.C. TRUCKING CO.
RED CARPET LANDFILL, INC.
RH FINANCIAL CORPORATION
RKS HOLDING, CORP.
RURAL WASTE MANAGEMENT, INC.
SAN LUIS GARBAGE COMPANY
SANIPAC, INC.
SCOTT SOLID WASTE DISPOSAL COMPANY
SEABREEZE RECOVERY, INC.
SEDALIA LAND COMPANY
SOUTH COUNTY SANITARY SERVICE, INC.
SOUTHERN PLAINS DISPOSAL, INC.
STUTZMAN REFUSE DISPOSAL INC.
TACOMA RECYCLING COMPANY, INC.
TENNESSEE WASTE MOVERS, INC.
WASCO COUNTY LANDFILL, INC.

By:	/s/ Worthing F. Jackman
	Name:	Worthing F. Jackman
	Title:	Chief Financial Officer

AMENDMENT NO. 3 TO
MASTER NOTE PURCHASE AGREEMENT

OBLIGORS:

WASTE CONNECTIONS MANAGEMENT SERVICES, INC.
WASTE CONNECTIONS OF ALABAMA, INC.
WASTE CONNECTIONS OF ALASKA, INC.
WASTE CONNECTIONS OF ARIZONA, INC.
WASTE CONNECTIONS OF ARKANSAS, INC.
WASTE CONNECTIONS OF CALIFORNIA, INC.
WASTE CONNECTIONS OF COLORADO, INC.
WASTE CONNECTIONS OF GEORGIA, INC.
WASTE CONNECTIONS OF IDAHO, INC.
WASTE CONNECTIONS OF ILLINOIS, INC.
WASTE CONNECTIONS OF IOWA, INC.
WASTE CONNECTIONS OF KANSAS, INC.
WASTE CONNECTIONS OF KENTUCKY, INC.
WASTE CONNECTIONS OF LOUISIANA, INC.
WASTE CONNECTIONS OF MINNESOTA, INC.
WASTE CONNECTIONS OF MISSISSIPPI, INC.
WASTE CONNECTIONS OF MONTANA, INC.
WASTE CONNECTIONS OF NEBRASKA, INC.
WASTE CONNECTIONS OF NEW MEXICO, INC.
WASTE CONNECTIONS OF NORTH CAROLINA, INC.
WASTE CONNECTIONS OF OKLAHOMA, INC.
WASTE CONNECTIONS OF OREGON, INC.
WASTE CONNECTIONS OF SOUTH CAROLINA, INC.
WASTE CONNECTIONS OF SOUTH DAKOTA, INC.
WASTE CONNECTIONS OF TENNESSEE, INC.
WASTE CONNECTIONS OF THE CENTRAL VALLEY, INC.
WASTE CONNECTIONS OF UTAH, INC.
WASTE CONNECTIONS OF WASHINGTON, INC.
WASTE CONNECTIONS OF WYOMING, INC.
WASTE CONNECTIONS TRANSPORTATION COMPANY, INC.
WASTE SERVICES OF N.E. MISSISSIPPI, INC.
WCI-WHITE OAKS LANDFILL, INC.
WEST BANK ENVIRONMENTAL SERVICES, INC.
WEST COAST RECYCLING AND TRANSFER, INC.
WYOMING ENVIRONMENTAL SERVICES, INC.
WYOMING ENVIRONMENTAL SYSTEMS, INC.
YAKIMA WASTE SYSTEMS, INC.

By:	/s/ Worthing F. Jackman
	Name:	Worthing F. Jackman
	Title:	Chief Financial Officer

AMENDMENT NO. 3 TO
MASTER NOTE PURCHASE AGREEMENT

OBLIGORS:

CARPENTER WASTE HOLDINGS, LLC COUNTY WASTE — ULSTER, LLC
FORT ANN TRANSFER STATION, LLC SIERRA HOLDING GROUP, LLC STERLING AVENUE PROPERTIES, LLC

By:	COUNTY WASTE AND RECYCLING SERVICE, INC.,
its sole member and manager

	By:	/s/ Worthing F. Jackman

		Name:	Worthing F. Jackman
		Title:	Chief Financial Officer

CLIFTON ORGANICS, LLC
SIERRA PROCESSING, LLC

By:	SIERRA HOLDING GROUP, LLC, its manager

	By:	COUNTY WASTE AND RECYCLING SERVICE, INC., its sole member and manager

		By:	/s/ Worthing F. Jackman

			Name:	Worthing F. Jackman
			Title:	Chief Financial Officer

WASTE CONNECTIONS OF TEXAS, LLC

By:	WASTE CONNECTIONS MANAGEMENT SERVICES, INC., its sole manager

	By:	/s/ Worthing F. Jackman

		Name:	Worthing F. Jackman
		Title:	Chief Financial Officer
AMENDMENT NO. 3 TO
MASTER NOTE PURCHASE AGREEMENT

OBLIGORS:

EL PASO DISPOSAL, LP

By:	WASTE CONNECTIONS OF TEXAS, LLC, its sole general partner

	By:	WASTE CONNECTIONS MANAGEMENT SERVICES, INC., its sole manager

		By:	/s/ Worthing F. Jackman

			Name:	Worthing F. Jackman
			Title:	Chief Financial Officer

DELTA CONTRACTS, LLC LACASSINE HOLDINGS, L.L.C

By:	WASTE CONNECTIONS OF LOUISIANA, INC., its sole member and manager

	By:	/s/ Worthing F. Jackman

		Name:	Worthing F. Jackman
		Title:	Chief Financial Officer

MBO, LLC

By:	LACASSINE HOLDINGS, L.L.C., its sole member and manager

	By:	WASTE CONNECTIONS OF LOUISIANA, INC., its sole member and manager

		By:	/s/ Worthing F. Jackman

			Name:	Worthing F. Jackman
			Title:	Chief Financial Officer
AMENDMENT NO. 3 TO
MASTER NOTE PURCHASE AGREEMENT

OBLIGORS:

ANDERSON REGIONAL LANDFILL, LLC

By:	ANDERSON COUNTY LANDFILL, INC., its sole member and manager

	By:	/s/ Worthing F. Jackman

		Name:	Worthing F. Jackman
		Title:	Chief Financial Officer

DIVERSIFIED BUILDINGS, L.L.C.

By:	WASTE CONNECTIONS OF KANSAS, INC., its sole member and manager

	By:	/s/ Worthing F. Jackman

		Name:	Worthing F. Jackman
		Title:	Chief Financial Officer

WASTE REDUCTION SERVICES, L.L.C.

By:	WASTE CONNECTIONS OF OREGON, INC., its sole member and manager

	By:	/s/ Worthing F. Jackman

		Name:	Worthing F. Jackman
		Title:	Chief Financial Officer

CHIQUITA CANYON, LLC

By:	CHIQUITA CANYON, INC., its sole member and manager

	By:	/s/ Worthing F. Jackman

		Name:	Worthing F. Jackman
		Title:	Chief Financial Officer
AMENDMENT NO. 3 TO
MASTER NOTE PURCHASE AGREEMENT

OBLIGORS:

COLUMBIA RESOURCE CO., L.P.
FINLEY-BUTTES LIMITED PARTNERSHIP

By:	MANAGEMENT ENVIRONMENTAL NATIONAL, INC., its sole general partner

	By:	/s/ Worthing F. Jackman

		Name:	Worthing F. Jackman
		Title:	Chief Financial Officer

HORIZON PROPERTY MANAGEMENT, LLC
PIERCE COUNTY RECYCLING, COMPOSTING AND DISPOSAL, LLC
RAILROAD AVENUE DISPOSAL, LLC
SCOTT WASTE SERVICES, LLC
SILVER SPRINGS ORGANICS L.L.C.
THE TRASH COMPANY, LLC
VOORHEES SANITATION, L.L.C.
WASTE SOLUTIONS GROUP OF SAN BENITO, LLC

By:	WASTE CONNECTIONS, INC., its manager

	By:	/s/ Worthing F. Jackman

		Name:	Worthing F. Jackman
		Title:	Chief Financial Officer

LAUREL RIDGE LANDFILL, L.L.C.
WASTE CONNECTIONS OF MISSISSIPPI DISPOSAL SERVICES, LLC

By:	WASTE CONNECTIONS, INC., its managing member

	By:	/s/ Worthing F. Jackman

		Name:	Worthing F. Jackman
		Title:	Chief Financial Officer

WASTE CONNECTIONS OF LEFLORE, LLC

By:	WASTE CONNECTIONS, INC., its member

	By:	/s/ Worthing F. Jackman

		Name:	Worthing F. Jackman
		Title:	Chief Financial Officer
AMENDMENT NO. 3 TO
MASTER NOTE PURCHASE AGREEMENT

PURCHASERS:

METROPOLITAN LIFE INSURANCE COMPANY
METLIFE INSURANCE COMPANY OF CONNECTICUT
METLIFE BANK, NATIONAL ASSOCIATION

By:	METROPOLITAN LIFE INSURANCE COMPANY, its investment manager

	By:	/s/ Judith A. Gulotta

		Name:	Judith A. Gulotta
		Title:	Managing Director

UNION FIDELITY LIFE INSURANCE COMPANY
EMPLOYERS REASSURANCE COMPANY

By:	METLIFE INVESTMENT ADVISORS COMPANY, its investment advisor

	By:	/s/ Judith A. Gulotta

		Name:	Judith A. Gulotta
		Title:	Managing Director

PURCHASERS: ALLSTATE LIFE INSURANCE COMPANY
By:	/s/ John W. Kunkle
	Name:	John W. Kunkle
	Title:	Authorized Signatory

By:	/s/ Jerry D. Zinkula
	Name:	Jerry D. Zinkula
	Title:	Authorized Signatory

ALLSTATE INSURANCE COMPANY
By:	/s/ John W. Kunkle
	Name:	John W. Kunkle
	Title:	Authorized Signatory

By:	/s/ Jerry D. Zinkula
	Name:	Jerry D. Zinkula
	Title:	Authorized Signatory

AMENDMENT NO. 3 TO
MASTER NOTE PURCHASE AGREEMENT

PURCHASERS:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	BABSON CAPITAL MANAGEMENT LLC, as investment advisor

	By:	/s/ Emeka O. Onukwugha

		Name:	Emeka O. Onukwugha
		Title:	Managing Director

C.M. LIFE INSURANCE COMPANY

By:	BABSON CAPITAL MANAGEMENT LLC, as investment advisor

	By:	/s/ Emeka O. Onukwugha

		Name:	Emeka O. Onukwugha
		Title:	Managing Director

PURCHASERS:

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD CASUALTY INSURANCE COMPANY
HARTFORD LIFE INSURANCE COMPANY

By:	HARTFORD INVESTMENT MANAGEMENT COMPANY, their agent and attorney-in-fact

	By:	/s/ John Knox

		Name:	John Knox
		Title:	Vice President

PURCHASERS: RIVERSOURCE LIFE INSURANCE COMPANY
By:	/s/ Thomas W. Murphy
	Name:	Thomas W. Murphy
	Title:	Vice President – Investments

PURCHASERS: THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY
By:	/s/ Howard Stern
	Name:	Howard Stern
	Title:	Its Authorized Representative

PURCHASERS: KNIGHTS OF COLUMBUS
By:	/s/ Charles E. Maurer, Jr.
	Name:	Charles E. Maurer, Jr.
	Title:	Supreme Secretary

PURCHASERS: MODERN WOODMEN OF AMERICA
By:	/s/ Douglas A. Pannier
	Name:	Douglas A. Pannier
	Title:	Portfolio Manager, Private Placements

PURCHASERS: THE PHOENIX INSURANCE COMPANY
By:	/s/ Annette M. Masterson
	Name:	Annette M. Masterson
	Title:	Vice President

PURCHASERS:

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By:	NEW YORK LIFE INVESTMENT MANAGEMENT LLC, its Investment Manager

By:	/s/ Kathleen A. Haberkern

	Name:	Kathleen A. Haberkern
	Title:	Director

NEW YORK LIFE INSURANCE COMPANY

By:	/s/ Kathleen A. Haberkern

	Name:	Kathleen A. Haberkern
	Title:	Corporate Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 3)

By:	NEW YORK LIFE INVESTMENT MANAGEMENT LLC, Its Investment Manager

By:	/s/ Kathleen A. Haberkern

	Name:	Kathleen A. Haberkern
	Title:	Director

PURCHASERS:

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 3-2)

By:	NEW YORK LIFE INVESTMENT MANAGEMENT LLC, its Investment Manager

	By:	/s/ Kathleen A. Haberkern

		Name:	Kathleen A. Haberkern
		Title:	Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30C)

By:	NEW YORK LIFE INVESTMENT MANAGEMENT LLC, its Investment Manager

	By:	/s/ Kathleen A. Haberkern

		Name:	Kathleen A. Haberkern
		Title:	Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30E)

By:	NEW YORK LIFE INVESTMENT MANAGEMENT LLC, its Investment Manager

	By:	/s/ Kathleen A. Haberkern

		Name:	Kathleen A. Haberkern
		Title:	Director

PURCHASERS: LIFE INSURANCE COMPANY OF THE SOUTHWEST
By:	/s/ R. Scott Higgins
	Name:	R. Scott Higgins
	Title:	Senior Vice President Sentinel Asset Management

PURCHASERS: COUNTRY LIFE INSURANCE COMPANY
By:	/s/ John A. Jacobs
	Name:	John A. Jacobs
	Title:	Director – Fixed Income

COUNTRY MUTUAL LIFE INSURANCE COMPANY
By:	/s/ John A. Jacobs
	Name:	John A. Jacobs
	Title:	Director – Fixed Income

PURCHASERS:

JACKSON NATIONAL LIFE INSURANCE COMPANY

By:	PPM AMERICA, INC., as attorney-in-fact

	By:	/s/ Luke S. Stifflear

		Name:	Luke S. Stifflear
		Title:	Sr. Managing Director

PURCHASERS:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Iris Krause

	Name:	Iris Krause
	Title:	Senior Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	PRUDENTIAL INVESTMENT MANAGEMENT, INC., as investment manager

	By:	/s/ Iris Krause

	Name:	Iris Krause
	Title:	Senior Vice President

PURCHASERS:

PIONEER MUTUAL LIFE INSURANCE COMPANY

By:	AMERICAN UNITED LIFE INSURANCE COMPANY, its agent

	By:	/s/ John C. Mason

		Name:	John C. Mason
		Title:	V.P., Fixed Income Securities

AMERICAN UNITED LIFE INSURANCE COMPANY

By:	AMERICAN UNITED LIFE INSURANCE COMPANY, its agent

	By:	/s/ John C. Mason

		Name:	John C. Mason
		Title:	V.P., Fixed Income Securities

THE STATE LIFE INSURANCE COMPANY

By:	AMERICAN UNITED LIFE INSURANCE COMPANY, its agent

	By:	/s/ John C. Mason

		Name:	John C. Mason
		Title:	V.P., Fixed Income Securities